FUND NAME: LOW DURATION U.S. GOVERNMENT INCOME FUND - CLASS Y        Exhibit 16G
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

                                          1 Year     Inception     5 Years
Days in Period                                365           404      N/A

Ending Value (ex Sales Charge)           1,066.40      1,075.20      N/A
Ending Value (w/ Sales Charge)           1,066.40      1,075.20      N/A

AATR Return (ex Sales Charge)               6.64%         6.77%      N/A   Non-Standardized
AATR Return (w/ Sales Charge)               6.64%         6.77%      N/A   Standardized
Cummulative Return (ex Sales Charge)        6.64%         7.52%      N/A   Non-Standardized
Cummulative Return (w/ Sales Charge)        6.64%         7.52%      N/A   Standardized

ANNUAL RETURN:
 Non-Standardized                                                          Standardized

P(1 + t) * n=ERV                                                            P(1 + t) * n=ERV

1000(1 + T) * (365/365)=                               1,066.40             1000(1 + T) * (365/365)=                        1,066.40
    (1 + T) * (365/365)=                                 1.0664                 (1 + T) * (365/365)=                          1.0664
    (1 + T) * (365/365)=                                 1.0664                 (1 + T) * (365/365)=                          1.0664
    (1 + T)=                                             1.0664                 (1 + T) =                                     1.0664
          T=                                             0.0664                       T =                                     0.0664
       or T=                                              6.64%                    or T =                                      6.64%


AVERAGE ANNUAL TOTAL RETURN (AATR) SINCE INCEPTION


 Non-Standardized                                                                  Standardized
P(1 + t) * n=ERV                                                            P(1 + t) * n=ERV

1000(1 + T)(404/365)=                                  1,075.20             1000(1 + T)(404/365)=                           1,075.20
    (1 + T)(404/365)=                                    1.0750                 (1 + T)(404/365)=                             1.0750
    (1 + T)(404/365)=                                    1.0750                 (1 + T)(404/365)=                             1.0750
    (1 + T)=                                             1.0677                 (1 + T)=                                      1.0677
          T=                                             0.0677                       T=                                      0.0677
       or T=                                              6.77%                    or T=                                        677%

AVERAGE ANNUAL TOTAL RETURN (AATR)- 5 YEARS:

 Non-Standardized                                                                  Standardized
P(1 + t) * n=ERV                                                            P(1 + t) * n=ERV

10000(1 + T)(N/A/365)=                                    N/A               1000(1 + T)(N/A/365)=                               N/A
     (1 + T)(N/A/365)=                                    N/A                   (1 + T)(N/A/365)=                               N/A
     (1 + T)(N/A/365)=                                    N/A                   (1 + T)(N/A/365)=                               N/A
     (1 +T)=                                              N/A                   (1 + T)=                                        N/A
          T=                                              N/A                         T=                                        N/A
       or T=                                              N/A                      or T=                                        N/A
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* = RAISED TO A POWER OF